UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004
                                                  ----------------

                                 Candie's, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


   Delaware                   0-10593                       11-2481093
-------------------- -------------------------- --------------------------------
(State or Other             (Commission                    (IRS Employer
Jurisdiction of             File Number)                 Identification No.)
Incorporation)


   215 West 40th Street, New York, NY                          10018
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code   (212) 730-0030
                                                     --------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Definitive Material Agreement


     On October 29, 2004 (the "Closing Date"), Candie's, Inc., a Delaware Corporation ("Registrant") entered into an Asset Purchase Agreement (the "Purchase Agreement") by and among Registrant, Badgley Mischka Licensing LLC, a newly formed Delaware limited liability company and a wholly owned subsidiary of Registrant ("Buyer Sub"), B.E.M. Enterprise, Ltd., a Delaware corporation (the "Seller"), and Escada (USA) Inc., a Delaware corporation, the stockholder of Seller.


     Pursuant to the terms of the Purchase Agreement, Buyer Sub purchased from the Seller its principal assets (the "Purchased Assets"), which include the "Badgley Mischka" trademark. The purchase price for the Purchased Assets was paid by the issuance of 214,981 shares of the Registrant's common stock, $.001 par value (the "Shares"). The purchase price of the Purchased Assets is subject to an upward adjustment in the event that the closing sale price of the Registrant's common stock on the date which is 180 days after the Closing Date is less than the closing sale price on the Closing Date. Any such adjustment will also be paid in shares of Registrant's common stock (the "Additional Shares"). Registrant agreed, under certain circumstances, to file a registration statement within 20 days of the Closing Date covering the resale from time to time of the Shares and the Additional Shares, if any. In addition, under the terms of the Purchase Agreement, Mark Badgley and James Mischka each executed an employment agreement with Buyer Sub.


     On the Closing Date, the Registrant also executed a letter agreement ("Letter Agreement") with UCC Funding Corporation, a Delaware Corporation ("UCC"), providing for certain financial arrangements earned by UCC for services provided to Registrant in connection with the consummation of the transactions contemplated by Purchase Agreement. UCC has assigned its rights under the Letter Agreement to its affiliate, Content Holdings ("Content").


     Pursuant to the Letter Agreement, Content is entitled to receive a fee equal to 5% of the gross revenues of Buyer Sub, which includes, but is not limited to, any royalties (other than advertising royalties, so long as such advertising royalties are actually spent), fees, advances, or any other payments of cash or PIK payments derived by Buyer Sub from the "Badgley Mischka" trademark and all derivative trademarks (the "Fee Arrangement"). The term of such Fee Arrangement continues until such time, if ever, as all the stock or assets of Buyer Sub are sold. In the event of a sale of all or substantially all of the stock or assets of Buyer Sub, Content is entitled to receive a cash payment based upon the following formula: An amount equal to the greater of (i) 5% of the (sales price less $2,150,000) or (ii) the product of (x) the sales price less $2,150,000 and (y) a fraction, the numerator of which is the gross royalties received by Content during the trailing 12 month period and the denominator of which is the Buyer Sub's EBITDA during the trailing 12 month period (calculated in accordance with GAAP). UCC was also granted a first lien position on the Buyer Sub's assets.


     In connection with the Letter Agreement and in addition to the Fee Arrangement, Robert W. D'Loren, a current director of the Registrant and the President, Chief Executive Officer and a principal stockholder of UCC, as designee of UCC and Content, was granted options, pursuant to the Registrant's 2002 Stock Option Plan, to acquire 50,000 shares of the Registrant's common stock exercisable at a price of $4.419 per share.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CANDIE'S, INC.
                                           (Registrant)


                                        By:/s/ Neil Cole
                                           -------------------
                                           Neil Cole
                                           President and Chief Executive Officer


Date: November 4, 2004